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                                                                    EXHIBIT 3.14

                            LIMITED LIABILITY COMPANY
                                  AGREEMENT OF
                            KNOWLES ELECTRONICS, LLC

            LIMITED LIABILITY COMPANY AGREEMENT of KNOWLES ELECTRONICS, LLC, dated as of August 30, 1999 (this "Agreement"), is adopted, executed and agreed to, for good and valuable consideration, by the sole Initial Member. Certain terms used herein are defined in Section 1.6.

                                    ARTICLE I

             GENERAL PROVISIONS; CAPITAL CONTRIBUTIONS; DEFINITIONS

            Section 1.1 Formation. The formation of Knowles Electronics, LLC (the "LLC") pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101. et seq., as amended from time to time (the "Act"), occurred on August 27, 1999. An authorized person within the meaning of the Act executed, delivered and filed the certificate of formation of the LLC on August 27, 1999 (the "Certificate"). Upon the Initial Member's (i) execution of this Agreement or a counterpart hereof and (ii) the making of the capital contribution required by Section 1.5, such Initial Member shall be admitted to the LLC as its sole Member.

            Section 1.2 Name. The name of the LLC will be "Knowles Electronics, LLC" or such other name or names as the Board may from time to time designate.

            Section 1.3 Purpose. The LLC's purpose shall be to carry on any lawful business, purpose or activity which may be lawfully carried on by a limited liability company organized pursuant to the Act, including, without limiting the foregoing, possessing and exercising all of the powers that are exercisable under Sections 121, 122 and 123 of the Delaware General Corporation Law by a Delaware corporation.

            Section 1.4 Registered Office; Registered Agent; Place of Business. The registered office of the LLC required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the LLC) as the Board may designate from time to time in the manner provided by law. The registered agent of the LLC in the State of Delaware shall be the initial registered agent named in the Certificate or such other person or persons as the Board may designate from time to time in the manner provided by law. The LLC will maintain an office and principal place of business at such place or places inside or outside the State of Delaware as the Board may designate from time to time.

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            Section 1.5 Capital Contributions; Liability.

                  (a) The Initial Member shall, promptly following the execution of this Agreement, contribute to the capital of the LLC the assets specified on Schedule I attached hereto. The Board shall amend Schedule I from time to time to reflect any future capital contribution made by any Participant. Persons hereafter admitted as Members of the LLC shall make such contributions of cash (or promissory obligations), property or services to the LLC as shall be determined by the Board and the Member making the contribution in their sole discretion at the time of each such admission.

                  (b) No Participant shall have any responsibility to restore any negative balance in his, her or its Capital Account or return distributions made by the LLC except as required by the Act or other applicable law. Except as required by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC and no Participant or officer of the LLC shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Participant or acting as an officer of the LLC. The failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Participants for liabilities of the LLC.

                  (c) No interest shall be paid by the LLC on capital contributions or on balances in Capital Accounts.

                  (d) A Participant shall not be entitled to withdraw any part of his, her or its Capital Account or to receive any distributions from the LLC except as provided in Articles III and V; nor shall a Participant be entitled to make any capital contribution to the LLC other than as expressly provided herein. Any Participant may, with the approval of the Board, make loans to the LLC, and any loan by a Participant to the LLC shall not be considered to be a capital contribution for any purpose and shall not result in an increase in the amount of the Capital Account of such Participant.

            Section 1.6 Definitions. For purposes of this Agreement:

            "Act" has the meaning set forth in Section 1.1.

            "Board" has the meaning set forth in Section 4.1(a) hereof.

            "Book Value" means, with respect to any LLC property, the LLC's adjusted basis for federal income tax purposes, except that the initial Book Value of any property contributed to the LLC shall be the value of such property on the date of such contribution, as agreed by the Board and the Member contributing the property, and the Book Value of any LLC property shall be adjusted pursuant to Treasury Regulation Section 1.704-1 (b)(2)(iv)(c) (in connection with a distribution of such properly) or (f) (in connection with a revaluation of Capital Accounts).


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            "Capital Account" has the meaning set forth in Section 2.1.

            "Certificate" has the meaning set forth in Section 1.1.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

            "Event of Withdrawal" means the death, expulsion, bankruptcy, dissolution or withdrawal of a Member.

            "Initial Member" means Knowles Electronics, Inc., a Delaware corporation.

            "Majority in Interest" means the Member(s) holding a majority of the Percentage Interests of all Members.

            "Member" means any of the parties identified on Schedule I as a member or admitted as a member after the date of this Agreement in accordance with the terms hereof, in each case for so long as such person continues to be a member hereunder.

            "Participant" means a Member or a Terminated Member.

            "Percentage Interest" means, in respect of each Participant, such Participant's interest in the income, gains, losses, deductions and expenses of the LLC as set forth on Schedule I.

            "Profits and Losses" means items of income, gain, loss and expenditure as determined for federal income tax purposes, modified by taking into account the additional items of income and expenditure listed in Treas. Reg. ss. 1.704-1(b)(2)(iv)(b).

            "Tax Matters Partner" has the meaning set forth in Section 8.3(d).

            "Terminated Member" means a person or entity who has ceased to be a Member pursuant to Section 4.6.

            "Transfer" has the meaning set forth in Section 4.3(a).

            "Treasury Regulation" means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified

            Section 1.7 Term. The LLC shall continue until dissolved and terminated in accordance with Article V of this Agreement.


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            Section 1.8 No State-Law Partnership. The Participant(s) intend that the LLC not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Participant be a partner or joint venturer of any other Participant, for any purposes other than federal and, if applicable, state income tax purposes, and neither this Agreement nor any other document entered into by the LLC or any Participant shall be construed to suggest otherwise. The Participant(s) intend that (i) for so long as the LLC has only one Member, the LLC shall elect to be disregarded as a separate entity for federal and, if applicable, state income tax purposes and (ii) if and when the LLC has more than one Member, the LLC shall be treated as a partnership for federal and, if applicable, state income tax purposes, and that each Participant and the LLC shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

                                   ARTICLE II

                                CAPITAL ACCOUNTS

            Section 2.1 Capital Accounts. A capital account will be established for each Participant on the books of the LLC (each, a "Capital Account") and will be adjusted as follows

                  (a) Such Participant's contributions to the capital of the LLC will credited to his, her or its Capital Account when received by the LLC.

                  (b) At the end of each fiscal year of the LLC and upon dissolution and winding up of the LLC pursuant to Article V, Profits for such period allocated to such Participant pursuant to Section 3.2 shall be credited and Losses for such period allocated to such Participant pursuant to Section 3.2 shall be debited, as the case may be, to such Participant's Capital Account.

                  (c) Any amounts distributed to such Participant will be debited against his, her or its Capital Account,

                  (d) Such Participant's Capital Account will otherwise be adjusted in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv).

Notwithstanding the foregoing, for so long as the Initial Member remains the sole Member of the LLC, the LLC shall not maintain a Capital Account for such Member.

            Section 22 Distribution in Kind. If property is to be distributed in kind to the Participants pursuant to this Agreement, (i) the value of such property shall first be adjusted pursuant to its value (as determined pursuant to Article VI as of the date of such distribution), (ii) the Capital Accounts of the Participant(s) shall be adjusted immediately prior to the distribution as if such property were sold at its value (as so determined) and (iii) the value of such property (as so


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determined) received by each Participant shall be debited against his, her or its respective Capital Account at the time of distribution.

                                   ARTICLE III

                          DISTRIBUTIONS AND ALLOCATIONS

            Section 3.1 Distributions. Distributions of cash or other assets of the LLC shall be made at such times and in such amounts as the Board may determine. Unless the Board determines otherwise, distributions shall be made to Participants pro rata based on the Percentage Interests held by each Participant. Notwithstanding any provision to the contrary contained in this Agreement, the LLC shall not make a distribution to any Participant on account of his, her or its interest in the LLC if such distribution would violate
Section 18-607 of the Act or other applicable law.

            Section 3.2 Allocation of Profits and Losses. Except as may be required by the Code, Profits and Losses shall be allocated among the Participant(s) in such a manner that, as of the end of such Fiscal Year the Capital Account of each Participant shall be equal to the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the LLC under this Agreement, determined as if the LLC were to (a) liquidate the assets of the LLC for an amount equal to their Book Value and (b) distribute the proceeds of liquidation pursuant to Section 5.3.

                                   ARTICLE IV

                          MANAGEMENT AND MEMBER RIGHTS

            Section 4.1 Management Authority,

            (a) Except as otherwise provided in this Agreement, the business and affairs of the LLC shall be managed under the direction of the Board of Managers (the "Board"). The Board, or its authorized representative(s), shall have the sole right to manage the business of the LLC and shall have all of the powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the LLC, including the authority to act for and bind the LLC. Each member of the Board shall be referred to herein as a "Manager" and shall be designated as a "Class A Manager" or a "Class B Manager."

            (b) The Board shall initially consist of four (4) individuals. The authorized number of each class of Managers shall be two (2) Class A Managers and two (2) Class B Managers. The Class A Managers shall each have four (4) votes on any matter submitted to the Board for a decision and the Class B Managers shall each have one (1) vote on any matter submitted to the Board for a decision. A Manager may vote or be present at a meeting either


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      in person or by proxy. The initial Managers and their class status are set forth on Schedule II hereto, as the same may be amended from time to time hereafter to reflect the appointment of successor Managers. Managers shall be elected by the Members holding a Majority in Interest and shall be elected to serve for one year and until his successor shall be elected.
      The Members holding a Majority in Interest shall have the power from time to time, and at any time, to increase or decrease the number of Managers by an amendment to this Agreement. If the number of Managers be increased, the additional Managers shall be elected by the Members holding a Majority in Interest. If one or more vacancies shall occur in the Board by reason of death, resignation or otherwise, the Members holding a Majority in Interest may elect a successor or successors for the unexpired term or terms.

            (c) A majority of the total number of Managers fixed by, or in the manner provided in, this Agreement shall constitute a quorum for the transaction of business by the Board. All decisions of the Board will be by majority vote of the Managers present at a meeting at which a quorum is present. Meetings of the Board may be called by any Class A Manager or the Chief Executive Officer of the LLC upon at least two days' prior written notice to all Managers. Meetings may also be held at any time without notice if all the Managers of the Board are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing. In addition, the Board may act by written consent without a meeting as long as the Managers holding the votes necessary to constitute a majority of the total votes to be cast by all Managers have executed the written consent.

            (d) The Board may appoint such officers, to such terms and to perform such functions as the Board shall determine in its sole discretion. The Board may appoint, employ or otherwise contract with such other persons or entities for the transaction of the business of the LLC or the performance of services for or on behalf of the LLC as it shall determine in its sole discretion. The Board may delegate to any such officer, person or entity such authority to act on behalf of the LLC as the Board may from time to time deem appropriate in its sole discretion.

            (e) When the taking of such action has been authorized by the Board, any officer of the LLC or any other person or entity specifically authorized by the Board, may execute any contract or other agreement or document on behalf of the LLC and may execute and file on behalf of the LLC with the Secretary of State of the State of Delaware any certificates of amendment to the LLC's Certificate, one or more restated certificates of formation and certificates of merger or consolidation and, upon the dissolution and completion of winding up of the LLC, at any time when there are no Members, or as otherwise provided in the Act, a certificate of cancellation canceling the LLC's Certificate.

            Section 4.2 Indemnification. Except as limited by law and subject to the provisions of this Section 4.2. each person and entity shall be entitled to be indemnified and held harmless on an as incurred basis by the LLC (but only after first making a claim for indemnification available from any other source and only to the extent indemnification is not provided by that source) to the fullest extent permitted under the Act (including indemnification for negligence, gross


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negligence and breach of fiduciary duty to the extent so authorized) as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the LLC to provide broader indemnification rights than such law permitted the LLC to provide prior to such amendment) against all losses, liabilities and expenses, including attorneys' fees and expenses arising from claims, actions and proceedings in which such person or entity may be involved, as a party or otherwise, by reason of his, her or it being or having been a member of the Board, Participant or officer of the LLC, or by reason of his, her or it serving at the request of the LLC as a director, officer, Board, member, partner, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan whether or not such person or entity continues to be such or serve in such capacity at the time any such loss, liability or expense is paid or incurred. The rights of indemnification provided in this Section 4.2 will be in addition to any rights to which such person or entity may otherwise be entitled by contract or as a matter of law and shall extend to his, her or its successors and assigns. In particular, and without limitation of the foregoing, such person or entity shall be entitled to indemnification by the LLC against expenses (as incurred), including attorneys' fees and expenses, incurred by such person or entity upon the delivery by such person or entity to the LLC of a written undertaking (reasonably acceptable to the Board) to repay all amounts so advanced if it shall ultimately be determined that such person or entity is not entitled to be indemnified under this Section
4.2. The LLC may, to the extent authorized from time to time by the Board, grant rights to indemnification and to advancement of expenses to any employee or agent of the LLC to the fullest extent of the provisions of this Section 4.2 with respect to the indemnification and advancement of expenses of the members of the Board, Participants and officers of the LLC

            Section 4.3 Transfer of LLC Interest.

                  (a) No Participant shall sell, assign, transfer or otherwise dispose of whether voluntarily or involuntarily or by operation of law (a "Transfer"), all or any portion of his, her or its interest in the LLC without the prior written consent of the Board, which consent may be given or withheld in its sole discretion. No Participant shall pledge or otherwise encumber all or any portion of his, her or its interest in the LLC, without the prior written consent of the Board, which consent may be given or withheld in its sole and absolute discretion. As of the date hereof, the Board has approved the pledge of the Initial Member's interest in the LLC to Chase pursuant to Section 7.3 hereof.

                  (b) Notwithstanding any other provision of this Agreement, any Transfer by the Participants in contravention of any of the provisions of this Section 4.3 shall be void and ineffective, and shall not bind, or be recognized by, the LLC.

                  (c) If and to the extent any Transfer of an interest in the LLC is made pursuant to and in accordance with the terms of this Agreement, this Agreement (including the Schedules hereto) shall be amended by the Board to reflect the Transfer of the LLC interest to the transferee, to admit the transferee as a Member and to reflect the elimination of the transferring Participant (or the reduction of such transferring Participant's interest in the LLC) and (if and to the extent then required by the Act) a certificate of amendment to the


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      Certificate reflecting such admission and elimination (or reduction) shall be filed in accordance with the Act. The effectiveness of the Transfer of an interest in the LLC permitted hereunder and the admission of any substitute Member pursuant to this Section 4.3 shall be deemed effective upon the later to occur of the time of Transfer of an interest in the LLC to such transferee or the first date that the Board receives evidence of such Transfer, including the terms thereof. If the transferring
      Participant has transferred all or any of its interest in the LLC pursuant to this Section 4.3, then, upon the later to occur of the time of such Transfer or the first date that the Board receives evidence of such Transfer, including the terms thereof, the transferring Participant shall cease to be a Participant with respect to such interest.

                  (d) Any person or entity who acquires in any manner whatsoever any interest in the LLC, irrespective of whether such person or entity has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have (i) made all of the capital contributions,
      (ii) received all of the distributions, and (iii) agreed to be subject to and bound by all of the terms and conditions of this Agreement, that any predecessor in such interest in the LLC made, received and was subject to or bound.

            Section 4.4 Member Rights: Meetings.

            (a) No Member shall have any right, power or duty, including the right to approve or vote on any matter, except as expressly required by the Act or other applicable law or unless such Member is also a Manager on the Board acting pursuant to Article IV hereof.

            (b) Unless a greater vote is required by the Act or as expressly provided for hereunder, the affirmative vote of a Majority in Interest of the Member(s) entitled to vote shall be required to approve any proposed action, if such a vote is required by the Act or other applicable law.

            (c) Meetings of the Member(s) for the transaction of such business as may properly come before such Member(s) shall be held at such place, on such date and at such time as the Board shall determine. Special meetings of Member(s) for any proper purpose or purposes may be called at any time by the Board or the Member(s) holding a Majority in Interest. The LLC shall deliver oral or written notice (written notice may be delivered by mail) stating the date, time, place and purposes of any meeting to each Member entitled to vote at the meeting. Such notice shall be given not less than five (5) and no more than thirty (30) days before the date of the meeting.

            (d) Any action required or permitted to be taken at an annual or special meeting of the Member(s) may be taken without a meeting, without prior notice, and without a vote; provided that written consents, setting forth all proposed actions to be taken at such meeting, are signed by the Member(s) holding at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Member(s) entitled to


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      vote on such action were present and voted. Every written consent shall bear the date and signature of each Member who signs such consent. Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to all Members who have not consented in writing to such action.

            (e) Members may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Agreement shall constitute presence in person at such meeting. All resolutions adopted at any such meeting shall be reduced to writing and included in the minutes of such meeting.

            (f) Any meeting of Members may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the LLC may transact any business which might have been transacted at the original meeting.

            (g) Each Member shall be entitled to one vote for each outstanding Percentage Interest held by such Member.

            (h) Whenever notice is required to be given by law or under any provision of this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in any written notice or waiver of notice of meeting

            (i) In order that the LLC may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or to consent to action in writing without a meeting, the Members or any officer of the LLC may fix a record date, whereon record date shall not be more than 60 nor less than 10 days before the date of such meeting or consent, as applicable. If no record date is set, the record date for determining Members entitled to notice of or to vote at a meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is set the record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the LLC. A determination of Members of record entitled to notice of or to vote at a meeting shall apply to any adjournment of the meeting provided that a new record date for the adjourned meeting may be established.


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            Section 4.5 Additional Members. The Board shall have the sole right to admit additional Members upon such terms and conditions and at such time or times as the Board shall in its sole discretion determine. In connection with any such admission, the Board shall amend Schedule I to reflect the name, address and capital contribution of the additional Member and the new Percentage Interests of all Participants and such additional Member shall execute a supplement or amendment to this Agreement or a restatement of this Agreement whereby such additional Member agrees to be bound by the provisions of this Agreement.

            Section 4.6 Termination of a Member. A person or entity will no longer be a Member for purposes of this Agreement upon an Event of Withdrawal. The Terminated Member shall only be entitled to continue to receive allocations of Profits and Losses and distributions of the LLC, including distributions pursuant to Article V hereof, as and when paid by the LLC, to the same extent such Terminated Member was entitled to such distributions as a Member. Except as provided in Section 9.1, such Terminated Member will not be entitled to participate in any LLC decision or determination, and his, her or its successors and assigns will acquire only his, her or its right to receive allocations of Profits and Losses and to share in LLC distributions.

            Section 4.7 Outside Businesses. Any Participant may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the LLC, and the LLC and the Participants shall have no rights by virtue of this Agreement in and to such independent ventures or the income or gains derived therefrom, and the pursuit of any such venture, even if competitive with the business of the LLC, shall not be deemed wrongful or improper. No Participant shall be obligated to present any particular investment opportunity to the LLC even if such opportunity is of a character that if presented to the LLC, could be taken by the LLC, and any Participant shall have the right to take for his, her or its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

                                    ARTICLE V

                                    DURATION

            Section 5.1 Duration. Subject to the provisions of Section 5.2 of this Agreement, the LLC shall be dissolved and its affairs wound up and terminated upon the first to occur of following:

                  (a) The determination of the Board to dissolve, wind up and terminate

                  (b) The occurrence of an Event of Withdrawal with respect to the Initial Member; or

                  (c) The entry of a decree of judicial dissolution under
      Section 18-802 of the Act.


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Except as otherwise set forth in this Article V, the Member(s) intend for the
LLC to have perpetual existence.

            Section 5.2 Continuation of the LLC. Notwithstanding the provisions of Section 5.1(b) hereof, the occurrence of an Event of Withdrawal with respect to the Initial Member shall not dissolve the LLC if within ninety (90) days after the occurrence of such Event of Withdrawal, the business of the LLC is continued by the agreement of remaining Member(s) holding not less than a majority in interest (as defined in Revenue Procedure 94-46 or any successor hereto) of the remaining Member(s).

            Section 5.3 Winding Up.

            Upon dissolution of the LLC, the LLC shall be liquidated in an orderly manner. The Board (or person or entity appointed by the Board) shall be the liquidator pursuant to this Agreement and shall proceed diligently to wind up the affairs of the LLC and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a LLC expense. The steps to be accomplished by the liquidator are as follows:

                  (a) First, the liquidator shall satisfy all of the LLC's debts, liabilities and obligations to creditors, including Participants (whether by payment or the reasonable provision for payment thereof), other than liabilities and obligations for distributions to Participants pursuant to Section 18-601 or 18-604 of the Act; and

                  (b) Second, all remaining assets shall be distributed in the following manner: (i) if the Initial Member remains the sole Member of the LLC, to such Initial Member and (ii) otherwise to the Participants in accordance with their respective Capital Account balances relative to the sum of all Capital Account balances (after taking into account any adjustments to the Book Values of assets distributed in kind pursuant to this Agreement).

            Section 5.4 Termination. The LLC shall terminate when all of the assets of the LLC, after payment of or due provision for all debts, liabilities and obligations of the LLC, shall have been distributed to the Participants in the manner provided for in this Article V, and the Certificate of the LLC shall have been canceled in the manner required by the Act.

                                   ARTICLE VI

                                    VALUATION

            Section 6.1 Valuation. For purposes of this Agreement, the value of any property contributed by or distributed to any Participant shall be valued as determined by the Board in its reasonable judgment.


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                                   ARTICLE VII

                      CERTIFICATION OF MEMBERSHIP INTERESTS

            Section 7.1 Membership Interests. Every holder of a membership interest in the LLC shall be entitled to a certificate, signed by, or in the name of the LLC by a member of the Board, or any officer of the LLC provided with such authority pursuant to Section 4.1(d) above, certifying such Member's Percentage Interest in the LLC. All certificates for membership interests shall be consecutively numbered or otherwise identified. The name of the person or entity to whom the membership interests thereby are issued, with the Percentage Interest and date of issue, shall be entered on the books of the LLC. Membership interests of the LLC shall only be transferred on the books of the LLC by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the LLC of the certificate for such membership interests endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the LLC may require. In that event, it shall be the duty of the LLC to issue a new certificate to the person or entity entitled thereto, cancel the old certificate, and record the transaction on its books. The Board may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any membership interests of the LLC. For purposes of Article 8 of the Uniform Commercial Code, each interest in the Company as evidenced by a certificate shall be deemed to be a "security," as such term is defined in any applicable Uniform Commercial Code.

            Section 7.2 Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the LLC alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person or entity claiming the certificate to be lost, stolen, or destroyed. When authorizing such issuance of a new certificate or certificates, the Board may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his, her or its legal representative, to give the LLC a bond sufficient to indemnify the LLC against any claim that may be made against the LLC on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

            Section 7.3 Agreement to Pledge Membership Interests. Notwithstanding any provision herein to the contrary, the initial Member shall pledge such Member's Percentage Interest in the LLC to secure the indebtedness of the Member and its subsidiaries. The initial Member hereby agrees to take any and all actions and execute such instruments, agreements and other documents to effect the pledge of such Member's Percentage Interest.

            Section 7.4 Pledge of Membership Interests. To secure, among other things, the payment and performance of the obligations of the initial Member to The Chase Manhattan Bank as administrative agent ("Chase") for itself and certain other financial institutions (the "Lenders") from time to time party to that certain Credit Agreement, dated as of June 28, 1999, among Chase, the Lenders and the Member (as amended from time to time, the "Credit Agreement"), the Member will pledge 100% of its Percentage Interest in the LLC to Chase, for the benefit of itself and the

Lenders. Said pledge is hereby authorized by the initial Member and the LLC. The books and records of the LLC shall be marked to reflect the pledge of the Percentage Interest to Chase, for the benefit of itself and the Lenders. For so long as any Loans (as defined in the Credit Agreement) remain outstanding, no Percentage Interest or any rights relating thereto will be transferred or further encumbered and no new Members will be admitted without the written consent of Chase and, if the Company is advised by Chase that an event of default has occurred under the Credit Agreement, the LLC will comply with the provisions of the Pledge Agreement (as defined in the Credit Agreement), dated as of June 28, 1999. No exercise by Chase of its rights under such Pledge Agreement shall constitute a violation of or be prohibited by this Agreement and Chase shall become a member upon such exercise.

                                  ARTICLE VIII

                                BOOKS OF ACCOUNT

            Section 8.1 Books. The Board or an officer appointed by the Board will maintain on behalf of the LLC complete and accurate books of account of the LLC's affairs at the LLC's principal office, which books will be open to inspection by any Member (or his authorized representative) at any time during ordinary business hours and shall be maintained in accordance with the Act.

            Section 8.2 Fiscal Year. The fiscal year of the LLC shall end on December 31 of each year.

            Section 8.3 Tax Allocation and Reports.

                  (a) The income, gains, losses, deductions and credits of the LLC will be allocated, for federal, state and local income tax purposes, among the Participants in accordance with the allocation of such income, gains, losses, deductions and credits among the Participants for computing their Capital Accounts, except as otherwise provided in the Code or other applicable law. In addition, for so long as the Initial Member remains the sole Member of the LLC, all taxable items of income, gain, loss, deduction or credit of the LLC shall be calculated and allocated to such Member as if the LLC were a division of such Member.

                  (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the LLC shall, solely for tax purposes, be allocated among the Participants so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its fair market value at the time of contribution.

                  (c) Within 75 days after the end of each fiscal year, the Tax Matters Partner (as defined below) shall cause the LLC to furnish each Participant with a copy of the LLC's tax return and Schedule K-1 for such fiscal year.

                  (d) The LLC hereby designates the Chief Executive Officer of the Company or if there is no such officer then a person selected by the Board to act as the "Tax Matters Partner" (as defined in Section 6231
      (a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code.

                  (e) For so long as the LLC has only one Member, the LLC shall make an election on IRS Form 8832 to be treated as a domestic entity with a single owner electing to be disregarded as a separate entity.

                                   ARTICLE IX

                                  MISCELLANEOUS

            Section 9.1 Amendments. This Agreement may be amended or modified and any provision hereof may be waived by the Board or Members holding a Majority in Interest; provided that any amendment or modification reducing disproportionately a Participant's Percentage Interest or other interest in the Profits, Losses or distributions or increasing such persons or entity's capital contribution shall be effective only with that person's or entity's consent.

            Section 9.2 Successors. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding upon the Participants and their respective legal representatives, heirs, successors and permitted assigns.

            Section 9.3 Governing Law; Severability. The Agreement will be construed in accordance with the laws of the State of Delaware, and, to the maximum extent possible, in such manner as to comply with all of the terms and conditions of the Act. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            Section 9.4 Notices. All notices, demands and other communications to be given and delivered under or by reason of provisions under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by telecopy or sent by reputable overnight courier service (charges prepaid) to the addresses or telecopy numbers set forth in Schedule I or to such other addresses or telecopy numbers as have been supplied in writing to the LLC.

            Section 9.5 Complete Agreement: Headings, Counterparts. This Agreement terminates and supersedes all other agreements concerning the subject matter hereof previously entered into among any of the parties. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or the neuter gender shall include the masculine, the feminine and the neuter. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together will constitute one agreement.

            Section 9.6 Waivers. Each Participant waives, until termination of the LLC, any and all rights that he, she or it may have to maintain an action for partition of the LLC's property and all rights he, she or it may have under
Section 18-604 of the Act with respect to being paid the fair value of such Participant's membership interest in the LLC upon resignation from the LLC.

            Section 9.7 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

            Section 9.8 Fiduciary Duties. To the extent that, at law or in equity, any Member or officer of the LLC has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to another Member or officer of the LLC, (a) such person or entity acting under this Agreement shall not be liable to the LLC or to any other person or entity as a consequence of such person's or entity's good faith reliance on the provisions of this Agreement and
(b) such person's or entity's duties and liabilities are restricted by the provisions of this Agreement to the extent that such provisions restrict the duties and liabilities of such persons or entities otherwise existing at law or in equity.

            Section 9.9 Liabilities. No Member shall be liable for any debts, obligations and liabilities, whether arising in contract, tort or otherwise, of any other Member or officer of the LLC, and no officer of the LLC shall be liable for any debts, obligations and liabilities, whether arising in contract, tort or otherwise, of any Member or other officer of the LLC.

                                    * * * * *

            IN WITNESS WHEREOF, the party hereto has caused this Agreement to be signed as of the date first above written.

                                        KNOWLES ELECTRONICS, INC.


                                        By: /s/ Reg Garratt
                                            ------------------------------

                                        Its: Chairman and CEO
                                            ------------------------------

            IN WITNESS WHEREOF, the party hereto has caused this Agreement to be signed as of the date first above written.

                                        KNOWLES ELECTRONICS, INC.


                                        By: /s/ Reg Garratt
                                            ------------------------------

                                        Its: Chairman and CEO
                                            ------------------------------

                                   SCHEDULE I

--------------------------------------------------------------------------------
                                                                    PERCENTAGE
      MEMBER(S)                  CAPITAL CONTRIBUTION                INTEREST
--------------------------------------------------------------------------------
Knowles Electronics, Inc.    All of the assets and a portion           100%
1151 Maplewood Drive         of the liabilities of the Member
Itasca, Illinois 60143       as specified in the Contribution
Attention: Bernard Smith     Agreement, dated as of the date
Telephone: (630) 250-5100    hereof, by and between Knowles
Fax: (630) 250-0575          Electronics, Inc. and Knowles
                             Electronics, LLC.
--------------------------------------------------------------------------------

                                   SCHEDULE II

     Class A Managers

          Ken Terry
          Kevin Luzak

     Class B Managers

          Reg Garratt
          James E. Knowles

                               FIRST AMENDMENT TO
                   THE LIMITED LIABILITY COMPANY AGREEMENT OF
                            KNOWLES ELECTRONICS, LLC


         This FIRST AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF KNOWLES ELECTRONICS, LLC, effective March 14, 2000 (the "First Amendment") is hereby adopted, executed, and agreed to by KNOWLES ELECTRONICS HOLDINGS, INC., a Delaware corporation (the "Sole Member") and accepted by the BOARD OF MANAGERS OF KNOWLES ELECTRONICS, LLC (the "Board").

                              W I T N E S S E T H:

         WHEREAS, the Sole Member adopted, executed and agreed to the Limited Liability Company Agreement of Knowles Electronics, LLC, dated August 30, 199 (the "Agreement").

         WHEREAS, pursuant to Section 9.1 of the Agreement, the Agreement may be amended or modified and any provision thereof may be waived by the Board or the Sole Member;

         WHEREAS, the Sole Member desires to amend Sections 4.1(a), 4.1(b) and 4.1(c) of the Agreement .

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Sections 4.1(a), 4.1(b) and 4.1(c), are hereby removed in their entirety and shall be replaced with the following:

                  (a) Except as otherwise provided in this Agreement, the business and affairs of the LLC shall be managed under the direction of the Board of Managers (the "Board"). The Board, or its authorized representative(s), shall have the sole right to manage the business of the LLC and shall have all of the powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the LLC, including the authority to act for and bind the LLC. Each member of the Board shall be referred to herein as a "Manager".

                  (b) The Board shall consist of two (2) individuals. Each Manager shall have one (1) vote on any matter submitted to the Board for a decision. A Manager may vote or be present at a meeting either in person or by proxy. The names of the Managers are set forth on Schedule II hereto, as the same may be amended from time to time hereafter to reflect the appointment of successor Managers. Managers shall be elected by the Members holding a Majority in Interest and shall be elected to serve for one year and until his successor shall be elected. The Members holding a Majority in Interest shall have the power from time to time, and at any time, to increase or decrease the number of Managers by an amendment to this Agreement. If the number of Managers be increased, the additional Managers shall be elected by the Members holding a Majority in Interest. If one or more vacancies shall occur in the Board by reason of death, resignation or otherwise, the Members holding a Majority in Interest may elect a successor or successors for the unexpired term or terms.

                  (c) A majority of the total number of Managers fixed by or in the manner provided in, this Agreement shall constitute a quorum for the transaction of business by the Board. All decisions of the Board will be by majority vote of the Managers present at a meeting at which a quorum is present. Meetings of the Board may be called by any Manager or the Chief Executive Officer of the LLC upon at least two days' prior written notice to all Managers. Meetings may also be held at any time without notice if all the Managers of the Board are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing. In addition, the Board may act by written consent without a meeting as long as the Managers holding the votes necessary to constitute a majority of the total votes to be cast by all Managers have executed the written consent.

2. The remainder the terms and provisions of the Agreement shall remain in their entirety.

         In Witness Whereof, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                             SOLE MEMBER:

                                             Knowles Electronics Holdings, Inc.,
                                             a Delaware corporation


                                             By:      /s/ John J. Zei
                                                 -------------------------------
                                                          John J. Zei
                                                          CEO & President


                                             ATTEST:


                                             By:   /s/ Stephen D. Petersen
                                                 -------------------------------
                                                       Stephen D. Petersen

ACCEPTED BY:


KNOWLES ELECTRONICS, LLC,
a Delaware limited liability company


By:      /s/ John J. Zei
    ----------------------------
             John J. Zei, CEO

                                    SCHEDULE II



                                    John J. Zei
                                  James F. Brace